                                                                   Exhibit 21

Principal Subsidiaries of the Company (Jurisdiction of Incorporation)


  Lawter International FSC, Limited (Jamaica)
    Kingston, Jamaica

  Lawter International (Belgium) N.V. (Belgium)
    Lokeren, Belgium
    Kallo, Belgium

  Lawter International (Canada) Inc. (Canada)
    Rexdale, Ontario, Canada

  Lawter International, Ltd. (Tianjin) P.R.C. (Peoples Republic of China)
    Tanggu, Peoples Republic of China

  Lawter International, A.p.S. (Denmark)
    Koge, Denmark

  Lawter International, Sarl (France)
    Charenton-le-Pont, France

  Lawter International, GmbH (Germany)
    Frechen, Germany

  Lawter International, Limited (Great Britain)
    Bicester, Oxon, England

  Lawter International (Italia), Srl (Italy)
    Cremona, Italy

  Lawter International, B.V. (Netherlands)
    Waterford, Ireland

  Lawter Antilles, N.V. (Netherlands Antilles)
    Curacao, Netherlands Antilles

  Lawter International Products
    Pte. Ltd. (Singapore)
    Jurong Town, Singapore

  Lawter International (Proprietary) Limited (South Africa)
    Ndabeni, South Africa

  Lawter International, S.A. (Spain)
    Barcelona, Spain